EXHIBIT A: JOINT FILING AGREEMENT

                           Joint Filing Statement

     In accordance with Rule 13d-1(f) of Regulation 13D-G of the Securities Exchange Act of 1934, as amended, the persons or entities below agree to the joint filing on behalf of each of them of this Statement on Schedule 13G (including any and all amendments thereto) with respect to the Exchangeable Shares of Battle Mountain Canada Ltd. that were exchangeable into common stock of Battle Mountain Gold Company, on a one-for-one basis, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 9th day of February 2001.

                                     NORANDA INC.



                                     By: /s/ Kevin N. Thompson
                                        ---------------------------------
                                        Name:  Kevin N. Thompson
                                        Title: Vice President, Secretary
                                               and General Counsel

                                     EDPERPARTNERS LIMITED

                                     By: /s/ R. J. Harding
                                        ---------------------------------
                                        Name:  R. J. Harding
                                        Title: Director


                                     BRASCAN CORPORATION

                                     By: /s/ Craig Laurie
                                        ---------------------------------
                                        Name:  Craig Laurie
                                        Title: Vice President, Finance